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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors
                        -------------------------------

     We consent to the incorporation by reference in the following registration statements of CommNet Cellular Inc. and in the related prospectuses of our report dated December 10, 1998, with respect to the consolidated financial statements and schedules of CommNet Cellular Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 1998:

1. Registration Statement on Form S-8 (No. 33-40500) pertaining to the Employee Stock Ownership Plan.

2. Registration Statement on Form S-8 (No. 33-47755) pertaining to the CommNet Cellular Inc. Omnibus Stock and Incentive Plan.

3.   Registration Statement on Form S-4 (No. 33-54590).

4. Registration Statement on Form S-8 (No. 33-62236) pertaining to the CommNet Cellular Inc. Omnibus Stock and Incentive Plan.

5. Registration Statement on Form S-8 (No. 33-64737) pertaining to the CommNet Cellular Inc. Omnibus Stock and Incentive Plan.

6. Registration Statement on Form S-8 (No. 33-64735) pertaining to a Stock Option Agreement.

7.   Registration Statement on Form S-4 (No. 33-64725).

8.   Registration Statement of Form S-4 (No. 333-33391).

9.   Registration Statement on Form S-3 (No. 33-46737).

10.  Registration Statement on Form S-3 (No. 33-62504).

11.  Registration Statement on Form S-3 (No. 33-58309).

12.  Registration Statement on Form S-8 (No. 33-35192).



                              DELOITTE & TOUCHE LLP

Denver, Colorado
December 23, 1998